UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2011
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On September 14, 2011, we committed to a cost restructuring plan to foster growth, enhance profitability and cash flow, and build shareholder value. A copy of the press release announcing this plan is attached as Exhibit 99.1 and incorporated herein by reference.
Wright Medical expects that the initial phase of this plan will be completed during the next nine months, with additional efficiency initiatives to be implemented throughout 2012 and beyond.
Under the plan, Wright Medical has begun to implement numerous initiatives to reduce spending, including streamlining select aspects of its international selling and distribution operations, reducing the size of its international product portfolio, adjusting plant operations to align with the Company’s volume and mix expectations and rationalizing its research and development projects.
Management estimates that pre-tax restructuring charges will total approximately $25 million to $30 million. These charges consist of the following estimates:
•	Severance and other termination benefits in the range of $9 million to $11 million,

•	Non-cash excess and obsolete inventory charges in the range of $3 million to $4 million,

•	Non-cash asset impairment charges in the range of $3 million to $4 million,

•	Contract termination costs in the range of $7 million to $8 million,

•	Other charges of approximately $3 million.
A majority of these charges are expected to be recorded in the third and fourth quarters of 2011, with some additional charges to be recorded during the first half of 2012.
Item 2.06 Material Impairments.
The information provided in Item 2.05 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release issued by Wright Medical Group, Inc. on September 15, 2011.
Cautionary Note Regarding Forward-Looking Statements:
     This current report contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. You should not place undue reliance on forward-looking statements. Such statements are made as of the date of this current report, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and our subsequently filed quarterly reports, under the heading “Risk Factors” and elsewhere), and the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2011 (which could be extended) and the Corporate Integrity Agreement through September 2015. Our failure to comply with the Deferred Prosecution Agreement or the Corporate Integrity Agreement could expose us to significant liability including, but not limited to, extension of the term of the Deferred Prosecution Agreement, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense. In addition, a breach of the Deferred Prosecution Agreement or the Corporate Integrity Agreement could result in an event of default under the Senior Credit Facility, which in turn could result in an event of default under the Indenture.
Additional risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include the possibility of litigation brought by shareholders, including private securities litigation and shareholder derivative suits, which if initiated, could divert management’s attention, harm our business and/or reputation and result in significant liabilities; demand for and market acceptance of our new and existing products; future actions of governmental authorities and other third parties; tax measures; business development and growth opportunities; product quality or patient safety issues; products liability claims; enforcement of our intellectual property rights; the geographic and product mix impact on our sales; retention of sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; ability to realize the anticipated benefits of restructuring initiatives; and impact of the commercial and credit environment on us and our customers and suppliers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 15, 2011

WRIGHT MEDICAL GROUP, INC.
By:	/s/ David D. Stevens
David D. Stevens
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued by Wright Medical Group, Inc. on September 15, 2011.